Exhibit 10.3

FIRST MICHIGAN BANCORP, INC.

EQUITY INCENTIVE PLAN

First Michigan Bancorp, Inc. (the “Company”), has adopted the First Michigan Bancorp, Inc. Equity Incentive Plan (the “Plan”) as set forth herein.

Article I.

Purpose and Adoption of the Plan

1.01                                      Purpose.  The purpose of the Plan is to provide certain employees, directors, consultants and advisors of the Company with an additional incentive to promote the Company’s financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of the Company or a Subsidiary by providing such persons an opportunity to acquire or increase their respective direct proprietary interests in the operations and future of the Company.

1.02                                      Adoption and Term.  The Plan was adopted by the Company’s Board of Directors (the “Board”) and will remain in effect until all Shares authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board.

Article II.

Definitions

2.01                                      Administrator is defined in Section 3.01 of this Plan.

2.02                                      Award means any one or combination of Options, Shares or any Other Award made under the terms of the Plan.

2.03                                      Award Agreement means a written agreement between the Company and Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04                                      Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified conditions set forth in the Award Agreement must be satisfied.

2.05                                      Beneficiary means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant’s death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement upon the Participant’s death.

2.06                                      Board means the Board of Directors of the Company.

2.07                                      Change of Control Event means: (a) a sale of all or substantially all of the Company’s (whether by merger, consolidation or otherwise), or (b) any other transaction in which stockholders of the Company sell or dispose of their Shares in the Company and as a result of such sale or disposition, the stockholders of the Company immediately prior to such transaction possess less than 50% of the voting power of the Company or other surviving entity immediately following such transaction. Notwithstanding the foregoing, the 2010 Private Placement shall not be deemed to be a Change of Control Event.

2.08                                      Code means the Internal Revenue Code of 1986, as amended.  References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section, together with all Department of Treasury regulations.

2.09                                      Company means First Michigan Bancorp, Inc., a Michigan corporation.

2.10                                      Date of Grant means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.

2.11                                      Expiration Date means the date specified in an Award Agreement as the expiration date of such Award.

2.12                                      Fair Market Value means, on any given grant date, the fair market value of the Shares as determined by the reasonable application of reasonable valuation methods or procedures as shall be established by the Administrator in good faith.

2.13                                      Options means all options granted at any time under the Plan.

2.14                                      Participant shall have the meaning set forth in Article V.

2.15                                      Plan means the First Michigan Bancorp, Inc. Equity Incentive Plan as it may be amended from time to time.

2.16                                      2010 Private Placement means the proposed private placement during 2010 of shares of the Company’s common stock to be offered and sold to accredited investors for the primary purpose of raising capital to acquire branches, loans and other assets of financial institutions through the Federal Deposit Insurance Corporation bid process for failed financial institutions.

2.17                                      Redeemable Share is defined in Section 10.06 of this Plan.

2.18                                      Redemption Price means, with respect to a Participant’s Redeemable Shares, the Redemption Price set forth in the applicable Award Agreement or, if no redemption price is set forth in the Award Agreement, Redemption Price means the Fair Market Value of such Redeemable Shares on the last day that such Participant is employed by, or provides services to, the Company; provided, however, if such Participant is terminated for “cause” (as defined in Section 7.02), the Redemption Price shall be the lesser of 50% of the price established in the preceding clause.

2.19                                      Restricted Share Rights means certain rights awarded to Participants pursuant to this Plan and subject to any restrictions that the Administrator, in its sole discretion, may attach to the Award.

2.20                                    Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as currently in effect and as it may be amended from time to time, and any successor rule.

2.21                                    Shares means shares of the Company’s common stock.

2.22                                      Subsidiary shall have the meaning set forth in Section 424(f) of the Code, including, without limitation, First Michigan Bank.

2.23                                      Termination of Service means the voluntary or involuntary termination of a Participant’s employment with the Company for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any other similar transaction in which the Participant’s employer ceases to be the Company or a Subsidiary of the Company.  Unless otherwise determined by the Administrator, a Participant’s employment or service with the Company shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Termination of Service shall be determined in each case by the Administrator in its sole discretion.

Article III.

Administration

3.01                                      Administration.  The Plan shall be administered by the Board or, to the extent determined by the Board, a committee consisting of not less than two representatives of the Board to be appointed by, and to serve at the pleasure of, the Board (in either case, the “Administrator”). The Administrator shall administer the Plan in accordance with this provision and shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new options (including options granted under other plans of the Company) with the consent of the recipient, to correct any defect or omission and to reconcile any inconsistency in this Plan or in any Award Agreements, as applicable, and to take such steps in connection with the Plan and Awards granted thereunder as it may deem necessary or advisable.  All decisions and interpretations of the Administrator shall be binding on all persons, including the Company, the Company’s shareholders, the Participants and any Beneficiaries. The Administrator may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

3.02                                      Indemnification.  Members of the Board, or any committee created by the Board, shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company’s governing documents or by any insurance policy or other agreement intended for the benefit of the Company’s officers, directors, or employees or by any applicable law.

Article IV.

Shares Issuable Pursuant to the Plan

4.01                                      Shares Issuable.  Shares to be issued under the Plan may be authorized and unissued Shares or issued Shares which have been reacquired by the Company. Except as provided in Section 4.03, the Awards granted to any Participant and to all Participants in the aggregate under the Plan shall be limited so that the sum of the Shares issued or issuable pursuant to such Awards and/or represented by such Awards shall initially be 769,810 Shares and shall thereafter be automatically increased upon the closing of the 2010 Private Placement so that the total number of Shares issuable under the Plan shall equal ten percent (10%) of the total number of Shares outstanding upon the closing of the 2010 Private Placement, on a fully-diluted basis.  Upon the closing of the 2010 Private Placement, the Administrator shall set forth on the attached Exhibit A the total number of Shares of the Company outstanding, on a fully-diluted basis, and the total number of Shares issuable under the Plan.

4.02                                      Shares Subject to Terminated Awards.  In the event that any Award at any time granted under the Plan shall be surrendered to the Company, be terminated or expire before it shall have been fully exercised, then all Shares formerly subject to such Award as to which such Award shall not have been exercised shall be available for any Award subsequently granted in accordance with the Plan.

4.03                                      Adjustments to Reflect Capital Changes.

(a)                                Recapitalization.  The number and kind of securities subject to outstanding Awards, the exercise price for such securities, and the number and kind of securities available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any equity capital offering, reorganization, recapitalization, reclassification, Share split, combination or exchange of Shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan.  The Administrator shall have the power to determine the amount of the adjustment to be made in each case, which adjustment shall be final, binding and conclusive.  No fractional Shares or other securities shall be issued under the Plan resulting from any such adjustment, but the Administrator, in its sole and absolute discretion, may either make a cash payment in lieu of such fractional Shares or other securities or round any resulting fractional Shares or other securities down to the nearest whole number.

(b)                                Change of Control Event.  Except with respect to specific Options as the Administrator otherwise determines at the time of grant, upon the effectiveness of a Change of Control Event, unless provision is made in connection with the transaction for the assumption of all outstanding Options granted hereunder, or the substitution of such Options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of Shares or other securities and, if appropriate, the per Share exercise price as provided in Section 4.03(a) above, the Plan and all outstanding Options shall terminate upon the occurrence of the Change of Control Event.  In the event of such termination, each Participant shall be permitted to exercise for a period of at least ten (10) days prior to the anticipated effective date of such Change of Control Event all outstanding Options held by such Participant which are then vested and exercisable (after giving effect to the acceleration of vesting provided for in connection with the Change of Control Event, if any); provided, that the exercise of the portion of such Options that became vested and exercisable in connection with the Change of Control Event, if any, shall be subject to and conditioned upon the occurrence of the Change of Control Event.

(c)                                 Options to Purchase Stock of Acquired Companies.  After any reorganization, merger or consolidation in which the Company or a Subsidiary of the Company shall be a surviving entity, the Administrator may grant substituted Awards under the provisions of the Plan replacing stock and stock based, or unit and unit based, awards granted under a plan of another party to the reorganization, merger or consolidation, where such party’s securities may no longer be issued following such reorganization, merger or consolidation.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion.  Any adjustments may provide for the elimination of any fractional shares which might otherwise have become subject to any Awards.  Any Shares issued by the Company pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of Shares available for Awards under this Plan unless issued under this Plan.

Article V.

Participation

5.01                                      Eligible Participants. Participants in the Plan shall be employees, directors, consultants and advisors of the Company or any Subsidiary, as determined and selected from time to time by the Administrator, in its sole and absolute discretion; provided, however, that, with respect to consultants and advisors, such persons must provide bona-fide services to the Company, a Subsidiary or its affiliates.  The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive Awards in any other year.  The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

Article VI.

Option Awards

6.01                                      Power to Grant Options.  The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase Shares from the Company at such price, in such quantity and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator.  The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

6.02                                      Rights as a Shareholder.  The Participant or any transferee of an Option pursuant to Section 10.04 shall have no rights as a shareholder with respect to any Shares covered by an Option until the Participant or transferee shall have become the holder of record of any such Shares, and no adjustment shall be made for cash or other property or distributions or other rights with respect to any such Shares for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such Shares covered by the Option.

Article VII.

Terms of Options

7.01                                      Duration of Options.  Options shall terminate after the first to occur of the following events:

(a)                                Expiration Date of the Award as provided in the Award Agreement; or

(b)                                Termination of the Award as provided in Sections 4.03 or 7.02.

7.02                                      Exercise on Death or Termination of Service.

(a)                                Unless otherwise provided in the Award Agreement, in the event of the death of a Participant while an employee of the Company or a Subsidiary of the Company, the right to exercise all unvested Options shall be accelerated and shall accrue as of the date of death, and the Participant’s Options may be exercised by his Beneficiary at any time within one year after the date of the Participant’s death.

(b)                                Unless otherwise provided in the Award Agreement, in the event of a Participant’s Termination of Service at any time for any reason other than death or for “cause” (as defined in paragraph 7.02(c) below), an Option may be exercised, but only to the extent it was otherwise exercisable, on the date of Termination of Service, within thirty days after the date of Termination of Service.  In the event of the death of the

Participant within the 30-day period following Termination of Service, his Option may be exercised by his Beneficiary within the one year period provided in paragraph 7.02(a) above.  Notwithstanding anything to the contrary herein, if the Participant violates the non-competition or confidentiality provisions of any employment agreement, confidentiality or non-competition agreement or other agreement between the Company and Participant, the right to exercise an Award shall terminate immediately upon such violation.

(c)                                 Unless otherwise provided in the Award Agreement, in the event that a Participant’s Termination of Service is for “cause”, all Options shall terminate immediately upon Termination of Service.  For purposes hereof, “cause” shall have the meaning set forth in the Participant’s written employment, consulting or similar agreement with the Company or, if “cause” is not defined therein, or if there is no such agreement, “cause” shall mean: (i) any material breach by the Participant of any agreement to which the Participant and the Company are parties; (ii) an act or omission by the Participant involving malfeasance, misfeasance, nonfeasance, fraud or moral turpitude, (iii) the substantial or repeated failure or refusal of the Participant to perform according to reasonable expectations and standards set by the Board and/or management consistent with Participant’s title and position, (iv) Participant’s conviction (including any pleas of guilty or nolo contendre) of any crime which impairs the Participant’s ability to perform his or her duties, or (v) the Participant’s theft, dishonesty or falsification of the Company’s documents or records.

7.03                                      Acceleration of Exercise Time.  The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of Shares under any Award prior to the time such Award would otherwise become exercisable under the terms of the Award Agreement.

7.04                                      Extension of Exercise Time.  The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Award granted under this Plan to be exercised after its Expiration Date or after the thirty-day period following Termination of Service.

7.05                                      Conditions for Exercise. An Award Agreement may contain such vesting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic vesting installments which may be cumulative) as may be determined by the Administrator at the Date of Grant.

7.06                                      Exercise Procedures.  Each Option granted under the Plan shall be exercised by written notice to the Company, which must be received by the officer or other representative of the Company designated in the Award Agreement on or before the Expiration Date of the Award.  The exercise price of Shares purchased upon exercise of an Option granted under the Plan shall be paid in full by certified or bank check or other instrument acceptable to the Administrator in U.S. funds payable to the order of the Company pursuant to the Award Agreement; provided, however, that the Administrator may (but need not) permit payment to be made by delivery to the Company of such other consideration as the Administrator deems appropriate and in compliance with applicable law.

Article VIII.

Restricted Awards

8.01                                      Restricted Share Rights.  The Administrator may grant to any Participant an Award entitling such person to receive Restricted Share Rights in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Administrator shall determine on or prior to the Date of Grant.  The terms of any Award of Restricted Share Rights granted under the Plan shall be set forth in an Award Agreement.

8.02                                      Forfeiture of Restricted Share Rights.  Subject to Section 8.04, all Restricted Share Rights shall vest in accordance with the terms and conditions set forth in the Award Agreement.  Except as otherwise provided in an Award Agreement, upon a Termination of Service for any reason (other than on account of a termination by the Company for cause, as defined in Section 7.02), the portion of such Participant’s Restricted Share Rights that has not fully vested as of the date of Termination of Service shall be automatically forfeited by such Participant at such time and such Shares shall automatically revert to the Company without any payment of consideration by the Company in connection therewith.  Upon a Termination of Service for cause, all of such Participant’s Restricted Share Rights (whether or not vested as of the date of Termination of Service) shall be automatically forfeited by such Participant at such time and such Shares shall automatically revert to the Company without any payment of consideration by the Company in connection therewith.

8.03                                      Delivery of Shares Upon Vesting.  Upon the lapse of the restrictions established in the Award Agreement, the Participant shall be entitled to receive, without payment of cash or other consideration, certificates or other evidence of ownership of the Shares covered by the Award.

8.04                                      Waiver or Modification of Forfeiture Provisions.  The Administrator has full power and authority to modify or waive any or all terms, conditions or restrictions applicable to any Restricted Share Rights granted to a Participant under the Plan; provided that no modification shall, without consent of the Participant, adversely affect the Participant’s rights thereunder.

8.05                                      Restriction on Transfer of Restricted Share Rights.  Participants may not sell, pledge, assign or otherwise directly or indirectly dispose of (a “Transfer”) any interest in any Restricted Share Rights until and to the extent that such Restricted Share Rights vest in accordance with the terms of the Award Agreement.  Following such vesting, Participants may only Transfer interests in Restricted Share Rights in accordance with Section 10.04 below.

8.06                                      Rights as a Shareholder.  Any dividends or distributions made with respect to any Restricted Share Rights shall be held by the Company and not distributed to the Participants until such time, and to the extent that, the Restricted Share Rights vest in accordance with the terms hereof.

Article IX.

Other Share-Based Awards

9.01                                      Grant of Other Awards.  Other Awards of Shares of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Awards”) may be granted either alone or in addition to or in conjunction with Options or Restricted Share Rights under the Plan.  Any Other Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to the Other Award.

9.02                                      Terms of Other Awards.  In addition to the terms and conditions specified in the Award Agreement, Other Awards made pursuant to this Article IX shall be subject to the following:

(a)                                Any Shares subject to such Other Awards may not be sold, assigned, transferred or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)                                If specified by the Administrator and the Award Agreement, the recipient of an Other Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares covered by the Other Award; and

(c)                                 The Award Agreement with respect to any Other Award shall contain provisions providing for the disposition of such Other Award in the event of Termination of Service prior to the exercise, realization or payment of such Other Award, with such provisions to take account of the specific nature and purpose of the Other Award.

Article X.

Terms Applicable to All Awards

10.01                               Award Agreement.  The grant and the terms and conditions of any Award shall be set forth in an Award Agreement between the Company and the Participant.  No person shall have any rights under any Award granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted shall have executed and delivered an Award Agreement expressly granting the Award to such person and setting forth the terms of the Award.

10.02                               Plan Provisions Control Award Terms.  The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 4.03, the terms of any Award granted under the Plan may not be changed after the granting of such Award without the express approval of the Participant.

10.03                               Taxes.  The Company shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or Shares issuable under such Participant’s Award and the Company may defer payment or issuance of the cash or Shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for such tax.  The Participant shall provide to the Company such information as the Company shall require to determine the amounts to be withheld and the time such withholding requirements become applicable.  The amount of such withholding or tax payment shall be determined by the Administrator and, unless otherwise provided by the Administrator, shall be payable by the Participant at the time of issuance or payment in accordance with the following rules:

(a)                                A Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.

(b)                                If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is exercised or received, even if it would not otherwise have become taxable to the Participant.  If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt.  Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

10.04                               Limitations on Transfer.  A Participant may not transfer, assign, pledge or otherwise encumber any Options or Other Awards other than by will or the laws of descent and distribution.  A Participant may not transfer, assign, pledge or otherwise encumber any vested Restricted Share Rights except in accordance with this Plan or the applicable Award Agreement.

10.05                               General Restriction.  Notwithstanding anything to the contrary herein, the Company shall have no obligation or liability to deliver any Shares under the Plan or to make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws, rules and regulations, including, without limitation, the Securities Act of 1933, as amended, and applicable state securities laws.

10.06                               Redemption Option.  Unless otherwise provided in an Award Agreement, upon a Participant’s Termination of Service for any reason or for no reason whatsoever (other than in connection with a Change of Control Event), the Company shall have the right (but not the obligation) to redeem any or all Shares issued to such Participant under this Plan (collectively, “Redeemable Shares”) for the Redemption Price. The closing of any redemption under this Section 10.06 shall take place at the principal offices of the Company on a date specified by the Company, but in no event shall the closing occur more than ninety (90) days after the termination of Participant’s Award in accordance with Section 7.02 and/or the applicable provisions of the Award Agreement. At the closing, (a) the Company shall pay the Redemption Price to Participant in immediately available funds, and (b) Participant shall execute and deliver to the Company any and all documents which are reasonably necessary to assign and transfer to the Company the portion of Participant’s Redeemable Shares purchased by the Company hereunder, free and clear of all claims, liens, encumbrances and restrictions.  Notwithstanding anything to the contrary herein, this Section 10.06 shall terminate and be of no further force or effect upon the closing of an underwritten initial public offering of the Company’s equity securities.

Article XI.

General Provisions

11.01                               Amendment and Termination of Plan.

(a)                                Amendment.  The Board shall have complete power and authority to amend the Plan at any time and to add any other stock based Award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, (i) make any amendment which requires stockholder approval under any applicable law, including Rule 16b-3 or the Code.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall already have been granted under the Plan, adversely affect the right of such individual under such Award.  For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of the Company if such amendment shall have been submitted for a vote by the stockholders at a duly called meeting of such stockholders at which a quorum was present and the majority of votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment, or if the holders of outstanding stock having not less than a majority of the outstanding shares consent to such amendment in writing in the manner provided under the Company’s bylaws.

(b)                                Termination.  The Board shall have the right and the power to terminate the Plan at any time.  If the Plan is not earlier terminated, the Plan shall terminate when all Shares authorized under the Plan have been issued.  No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the Expiration Date of such Award to the same extent such award would have been exercisable if the Plan had not been terminated.

11.02                               No Right To Employment.  No employee or other person shall have any claim or right to be granted an Award under this Plan.  Neither the Plan, any applicable Award Agreement nor any action taken hereunder or thereunder shall be construed as giving any Participant any right to be retained in the employ of, or service to, the Company or a Subsidiary of the Company or interfere in any way with the right of the Company or its Subsidiaries to terminate the Participant’s employment or service at any time.

11.03                               Compliance with Rule 16b-3.  It is intended that the Plan be applied and administered in compliance with Rule 16b-3.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Administrator.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.04                               Securities Law Restrictions.  The Shares issuable pursuant to the terms of any Awards granted under the Plan will be issued by the Company without registration or qualification of such Shares under the Securities Act of 1933, as amended, and under various state securities laws pursuant to an exemption from such registration requirements. The Company shall be under no obligation to issue Shares upon exercise of an Award unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion.  The Administrator may require any person who is granted an Award hereunder to agree with the Company to represent and agree in writing that if such Shares are issuable under an exemption from registration requirements, the Shares will be “restricted” securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the Securities issued upon exercise of the Award for investment, and not with the view toward distribution.

11.05                               Governing Document Restrictions. The Company shall be under no obligation to issue Shares upon exercise of an Award unless and until such Participant represents and agrees in writing that such person is bound by all of the terms and provisions of the Company’s governing documents, including, without limitation, the Bylaws of the Company, as amended, and any buy-sell, voting or similar agreement among the Company’s shareholders.

11.06                               Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity or equity options otherwise than under the Plan.

11.07                               Captions.  The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.08                               Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.09                               No Strict Construction.  No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

11.10                               Choice of Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Michigan (without regard to such state’s conflicts of laws principles).

11.11                 Section 409A of the Code.  The Company intends for the Awards granted under the Plan to be excluded from coverage under Section 409A of the Code. If, however, the Administrator determines that a Participant would be subject to the additional 20% tax imposed by Section 409A of the Code as a result of failure to meet the requirements of Section 409A, the Participant may exercise an Award prior to the exercise date stated in the Award Agreement to the extent necessary to pay the aggregate Federal Insurance Contributions Act (FICA) tax and any income tax in accordance with Section 1.409A-3(j)(4) of the Treasury regulations.